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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K




                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)    February 18, 2000
                                                 ------------------------

                                      UICI
             (Exact name of registrant as specified in its charter)

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
                  Delaware                                        0-14320                   75-2044750
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(State or other jurisdiction of incorporation                 (Commission File            (IRS Employer
              or organization)                                    Number)               Identification No.)

4001 McEwen Drive, Suite 200, Dallas, Texas                                                    75244
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  (Address of principal executive offices)                                                   (Zip Code)
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Registrant's telephone number, including area code:  (972) 392-6700
                                                     --------------




                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 5. OTHER EVENTS

         On February 18, 2000, UICI and HealthPlan Services Corporation ("HPS") announced that their respective boards of directors unanimously approved an amended agreement providing for the acquisition by UICI of all outstanding common stock of HPS for convertible preferred securities valued at $8.75 per share, or $120 million in the aggregate. Upon completion of the pending acquisition, HPS will become a wholly owned, separately-operated subsidiary of UICI.

         In the merger, HPS shareholders will receive trust issued preferred securities issued by a grantor trust established by UICI. At the option of the holder, each preferred security can either be (1) exchanged at any time into a fixed number of HealthAxis.com common shares, calculated at a 25% premium over the average closing price per share of HealthAxis.com's common stock for the 10 consecutive trading days prior to the issue date, or (2) converted into a fixed number of common shares of UICI at $25 per UICI common share. The preferred securities have a maturity of 30 years and call for annual cumulative distributions at the rate of 7% payable quarterly in arrears, subject to certain deferral rights. A definitive term sheet describing in greater detail the terms of the trust issued preferred securities to be issued in the proposed merger is included as Exhibit C to the form of Amended and Restated Agreement and Plan of Merger filed herewith as Exhibit 99.2.

         The acquisition is contingent upon UICI's obtaining the consent of the HPS bank group and lenders under the UICI bank facility to assume HPS's bank indebtedness and to issue the subordinated debentures connected with, and to make the dividend payments on, the preferred securities. The HPS acquisition is also conditioned upon consummation of the upstream merger of HealthAxis.com, Inc. and HealthAxis Inc. (formerly Provident American Corporation) and registration of the underlying HealthAxis.com shares into which the preferred securities are exchangeable, both of which events are expected to be completed in May 2000. The transaction is otherwise subject to several closing conditions, including the reissuance of a fairness opinion by HPS's financial advisor, Bear Stearns on or about the time of mailing of the definitive proxy materials, and approval by HPS shareholders.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

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Exhibit                                                                                           Page
Number                                Description of Exhibit                                      Number
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
99.1           Press release announcing execution of an amended and restated
               Agreement and Plan of Merger with HealthPlan Services Corporation

99.2 Amended and Restated Agreement and Plan of Merger, dated as of February 18, 2000, by and among UICI, UICI Acquisition Co., UICI Capital Trust I and HealthPlan Services Corporation
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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     UICI
                                                  -----------
                                                  (Registrant)

Date     February 28, 2000                    By  /s/ Gregory T. Mutz
     ------------------------                    -------------------------------
                                                  Gregory T. Mutz
                                                  President and Chief Executive
                                                  Officer



Date     February 28, 2000                    By  /s/ William Benac
     ------------------------                    -------------------------------
                                                  William Benac
                                                  Executive Vice President and
                                                  Chief Financial Officer


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                                 EXHIBIT INDEX

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EXHIBIT
NUMBER                                DESCRIPTION
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
99.1 Press release announcing execution of an amended and restated Agreement and Plan of Merger with HealthPlan Services Corporation

99.2 Amended and Restated Agreement and Plan of Merger, dated as of February 18, 2000, by and among UICI, UICI Acquisition Co., UICI Capital Trust I and HealthPlan Services Corporation
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